                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            June 30, 1999
                                                  ------------------------------




                             TRANSMEDIA NETWORK INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



             Delaware                  001-13806               84-6028875
         ----------------          -----------------      -------------------

    (State or Other Jurisdiction   (Commission File        (IRS Employer
      of Incorporation)                Number)            Identification No.)



11900 Biscayne Boulevard, Suite 460, Miami, Florida                       33181
---------------------------------------------------------------  --------------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code         (305) 892-3300
                                                     --------------------------



--------------------------------------------------------------------------------
             (Former Name or Address, if Changed Since Last Report)

ITEM 2.           Acquisition or Disposition of Assets.

         On June 30, 1999, we concluded the acquisition from SignatureCard, Inc. ("SignatureCard"), a subsidiary of Montgomery Ward & Co., Incorporated, of assets related to a membership discount dining program SignatureCard operated under the Dining A La Card trade name and service mark. The assets acquired included various intellectual property rights and computer software, membership and merchant data, rights-to-receive, and, most significantly, a registered card platform, among other things. As consideration for the assets, we (1) paid SignatureCard $35 million in cash at closing (representing the estimated amount of the cash funded by SignatureCard for certain "qualified" rights-to-receive),
(2) issued to SignatureCard 400,000 shares of our common stock and (3) issued to SignatureCard a three-year option to purchase an additional 400,000 shares of our common stock at a price of $4.00 per share. In addition, during the two-year period following the closing, we have agreed to share with SignatureCard certain amounts received in excess of the amount funded at closing in respect of "non-qualified" rights-to-receive. Commencing December 31, 1999, SignatureCard may, at any time prior to June 30, 2002, require us to repurchase all or part of the 400,000 shares we issued at the closing at a price of $8.00 per share.


         In connection with the acquisition of Dining A La Card, we entered into a Services Collaboration Agreement with SignatureCard. Under this agreement, SignatureCard will continue to provide dining members from its airline frequent flyer partner programs and other marketing programs. It will also share, for
12.5 years, certain profits we derive from SignatureCard-generated members as well as a portion of the membership fee revenues generated from fee paying members acquired in this transaction or subsequently through SignatureCard's efforts.

         In connection with this acquisition, we paid a fee for transaction advisory services to Equity Group Investments LLC, an affiliate of our largest stockholder ("EGI"), of $386,000.

         To finance the acquisition, we obtained a $35 million senior secured revolving bridge loan facility from The Chase Manhattan Bank (from which $29 million was drawn down) and a $10 million term loan from GAMI Investments, Inc., an affiliate of EGI.

The Chase Facility

         The Chase facility permits us to borrow up to an aggregate principal amount equal to the lesser of (i) $35 million and (ii) the amount available under a borrowing base formula based on the amount of Dining A La Card receivables which meet certain eligibility criteria (which was $35 million at the closing). The facility is secured by liens on substantially all of our assets (including those purchased pursuant to the acquisition), other than those subject to an existing securitization facility, as well as the stock of our three principal subsidiaries: Transmedia Restaurant Company Inc., Transmedia Service Company Inc., and TMNI International Incorporated. It is our intention to use remaining proceeds of the facility in connection with the ongoing Dining A La Card business.

         Amounts drawn down under the facility accrue interest, at our election, at either (i) 0.25% plus the greater of (a) the prime rate publicly announced by Chase in effect in New York, New York and (b) the federal funds effective rate from time to time plus 1.5% or (ii) one month LIBOR plus


                              (Page 2 of 26 Pages)

1.25%, and mature on December 30, 1999 or upon the earlier effectiveness of a securitization facility of the Dining A La Card rights-to-receive. Interest is payable monthly in arrears. Any amounts overdue under the facility accrue interest at the applicable rate plus 2%. The agreement contains customary events of default, as well a cross default to all other material indebtedness, including our existing securitization facility and the GAMI loan. We intend to replace this bridge loan with a securitization facility of the Dining A La Card rights-to-receive arranged through Chase.

         In connection with the facility, we paid a $500,000 fee to Chase upon the closing and are required to pay a monthly unused line fee equal to 0.375% of the average unused amount.

The GAMI loan

         The GAMI loan in the amount of $10 million is unsecured and subordinated to the Chase facility. It binds Transmedia as well as its three principal subsidiaries as borrowers. Interest accrues on the principal amount outstanding at the prime rate (as announced from time to time by Chase) plus 4%, and is payable monthly in arrears. Overdue amounts bear interest at such prime rate plus 8%.

         The terms of this agreement require us to conduct a rights offering of rights to purchase a new series of convertible preferred stock to be offered to each existing stockholder of record on a pro rata basis. The proceeds of the rights offering will be used to repay all outstanding amounts under this loan. In connection with the rights offering, EGI, through its affiliate and our largest stockholder, Samstock L.L.C., has agreed to act as a standby purchaser whereby, after exercising its initial rights and any additional subscription privileges, it will purchase any shares not otherwise subscribed for by our other stockholders. The GAMI loan matures on December 30, 1999 or the earlier closing of such rights offering. The failure to meet certain requirements relating to the rights offering and the occurrence of an event of default under various agreements relating to the rights offering or under the Chase facility would constitute defaults under this facility, among other customary events. Upon the occurrence of an event of default, various standstill covenants binding Samstock and its affiliates (which currently preclude Samstock and its affiliates, subject to certain limitations, from acquiring additional securities of Transmedia, soliciting proxies in opposition to the recommendation of a majority of our disinterested directors, forming "groups" for the purpose of acquiring, voting or disposing of our voting securities, or soliciting bidders for Transmedia, among other things, until March 3, 2003) would automatically terminate, and Samstock would have the right to designate an additional number of directors to our Board of Directors such that the total number of Samstock designees on our Board would constitute a majority, among other remedies.

         The terms of this loan required us to pay to GAMI at closing a cash fee of $500,000, which is reimbursable to us upon the consummation of the rights offering and the issuance to Samstock L.L.C. of warrants to purchase 1,000,000 shares of our common stock in consideration of providing the loan and its obligation to act as a standby purchaser in connection with the rights offering. If the rights offering is not consummated or the warrants are not issued, we are required to pay GAMI an additional $500,000 fee.



                              (Page 3 of 26 Pages)

         The Asset Purchase Agreement, the Option Agreement, the Services Collaboration Agreement, the Chase Manhattan Bank Credit Agreement, the Security Agreement, the Pledge Agreement and the GAMI Credit Agreement have been filed as exhibits to the Current Report on Form 8-K to which this Form 8-K/A amends. The foregoing summary of material terms of these documents is qualified in its entirety by reference to these exhibits.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         The registrant is filing herewith (i) audited financial statements of Dining A La Card as of December 31, 1998, 1997 and 1996 and for each of the years in the three year period ended December 31, 1998, (ii) an unaudited consolidated balance sheet as of June 30, 1999 reflecting the financial position of the registrant after the acquisition and (iii) unaudited pro forma consolidated statements of operations for the year ended September 30, 1998 and the six months ended June 30, 1999 reflecting the results of operations of the registrant as if this acquisition had occurred at the beginning of the periods presented.


         (a)      Financial Statements of Dining A La Card.

                  Report of Independent Public Accountants........................................................5
                  Balance Sheets at December 31, 1998, 1997 and 1996..............................................6
                  Statements of Operations for each of the three years in the period ended December 31, 1998................................................................7
                  Statements of Changes in Parent's Equity in Division for each of the three years in the period ended December 31, 1998..................................8
                  Statements of Cash Flows for each of the three years in the period ended December 31, 1998................................................................9
                  Notes to the Financial Statements..............................................................10



                              (Page 4 of 26 Pages)

                       [Letterhead of Arthur Andersen LLP]

                    Report of Independent Public Accountants



To the Management of
Dining A La Card:

We have audited the accompanying balance sheets of Dining A La Card (a division of Signature Financial/ Marketing, Inc., which is wholly owned by Montgomery Ward & Co. Incorporated) as of December 31, 1998, 1997 and 1996 and the related statements of operations, changes in parent's equity in division and cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dining A La Card as of December 31, 1998, 1997 and 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As explained in Note 6 to the financial statements, effective January 1, 1998, the Division changed its method of accounting for printing and membership materials.

Chicago, Illinois
April 19,1999



                              (Page 5 of 26 Pages)

                                DINING A LA CARD

                                 BALANCE SHEETS

                       As of December 31, 1998, 1997, 1996
                            (In Thousands of Dollars)



                                   ASSETS                                            1998             1997               1996
----------------------------------------------------------------------------- ---------------- -----------------  -----------------


CASH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $            73   $              -   $              -

RIGHTS TO RECEIVE (Net of allowance of
     $0, $5,940, $5,558 in 1998, 1997, and 1996, respectively (Note 8) . .             35,682             36,351             36,992

DEFERRED ACQUISITION COSTS (Notes 1 and 2) . . . . . . . . . . . . . .                  8,881             24,077             23,688

ACCOUNTS RECEIVABLE (Net of allowance of
     $183, $0, $0 in 1998, 1997, and 1996, respectively) . . . . . . . . .              6,221              7,432              5,969

INVESTMENT IN CARDPLUS JAPAN (Notes 1 and 5) . . . . . . . . . . . .                    2,396                174                 52

OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2,627              3,558              3,693
                                                                              ---------------   ----------------   ----------------

     TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $        55,880   $         71,592   $         70,394
                                                                              ===============   ================   ================


LIABILITIES AND PARENT'S EQUITY IN DIVISION
-----------------------------------------------------------------------------

CASH DEFICIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $             -   $             78   $             48

DEFERRED MEMBERSHIP DUES . . . . . . . . . . . . . . . . . . . . . . . . .              4,582              5,772              3,349

COMMISSIONS PAYABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3,811                202                 73

ACCRUED EXPENSES AND
     OTHER CURRENT LIABILITIES (Note 1). . . . . . . . . . . . . . . . . .              4,165              3,802              2,150
                                                                              ---------------   ----------------   ----------------

     TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . .    $        12,558   $          9,854   $          5,620

PARENT'S EQUITY  IN DIVISION . . . . . . . . . . . . . . . . . . . . . . .    $        43,322   $         61,738   $         64,774
                                                                              ---------------   ----------------   ----------------

     TOTAL LIABILITIES &
         PARENT'S EQUITY IN DIVISION . . . . . . . . . . . . . . . . . . .    $        55,880   $         71,592   $         70,394
                                                                              ===============   ================   ================




              The accompanying notes to financial statements are an
                       integral part of these statements.



                              (Page 6 of 26 Pages)

                                DINING A LA CARD

                            STATEMENTS OF OPERATIONS

                For the Years Ended December 31, 1998, 1997, 1996
                            (In Thousands of Dollars)


                                                                                      1998              1997              1996
                                                                                ----------------   --------------   --------------


REVENUES:
     Restaurant Sales....................................................       $        120,512   $       96,411   $       46,405
     Membership Dues.....................................................                 10,612            9,865            4,473
     Other Income........................................................                     17              363              250
                                                                                ----------------   --------------   --------------


         TOTAL REVENUE...................................................       $        131,141   $      106,639   $       51,128


EXPENSES (Note 4):
     Cost of Sales.......................................................       $         73,002   $       59,721   $       29,303
     Member Rebates......................................................                 24,262           21,953           10,713
     Member Acquisition..................................................                 32,927           22,374            7,270
     General and Administrative..........................................                 22,281           20,706           16,926
     Bad Debt............................................................                 25,962            4,188            7,144
                                                                                ----------------   --------------   --------------


         TOTAL EXPENSES..................................................       $        178,434   $      128,942   $       71,356
                                                                                ----------------   --------------   --------------


         LOSS BEFORE INCOME TAXES, EQUITY IN LOSS OF CARDPLUS JAPAN, AND
         CUMULATIVE EFFECT OF ACCOUNTING CHANGE..........................                (47,293)         (22,303)         (20,228)


INCOME TAXES (Note 6)....................................................                  7,806            7,080            4,144
                                                                                ----------------   --------------   --------------


         LOSS BEFORE EQUITY IN LOSS OF CARDPLUS JAPAN AND CUMULATIVE EFFECT
         OF ACCOUNTING CHANGE............................................                (39,487)         (15,223)         (16,084)


EQUITY IN LOSS OF CARDPLUS JAPAN,
     NET OF TAX OF $0 (Note 5)...........................................                   (220)               -                -

CUMULATIVE EFFECT OF ACCOUNTING
     CHANGE, NET OF TAX OF $0 (Note 7)...................................                 (2,105)               -                -
                                                                                ----------------   --------------   --------------

NET LOSS.................................................................       $        (41,812)   $     (15,223)   $     (16,084)
                                                                                ================   ==============   ==============





              The accompanying notes to financial statements are an
                       integral part of these statements.


                              (Page 7 of 26 Pages)

                                DINING A LA CARD

              STATEMENTS OF CHANGES IN PARENT'S EQUITY IN DIVISION

                For the Years Ended December 31, 1998, 1997, 1996
                            (In Thousands of Dollars)


                                                                      Parent's Equity      Accumulated
                                                                        In Division           Deficit              Total
                                                                     -----------------   ------------------   ----------------

BALANCE, December 31, 1995 . . . . . . . . . . . . . .  . . . .      $          46,253   $         (11,839)   $         34,414

     Net Loss . . . . . . . . . . . . . . . . . . . . .. . . . .                                   (16,084)            (16,084)

     Parent's Equity in Division . . . . . . . . . . .  . . . .                 46,444                                  46,444
                                                                     -----------------   ------------------   ----------------

BALANCE, December 31, 1996 . . . . . . . . . . . . . .  . . . .      $          92,697   $         (27,923)   $         64,774

     Net Loss . . . . . . . . . . . . . . . . . . . . .. . . . .                                   (15,223)            (15,223)

     Parent's Equity in Division . . . . . . . . . . .  . . . .                 12,187                                  12,187
                                                                     -----------------   ------------------   ----------------

BALANCE, December 31, 1997 . . . . . . . . . . . . . .  . . . .      $         104,884   $         (43,146)   $         61,738

     Net Loss . . . . . . . . . . . . . . . . . . . . .. . . . .                                   (41,812)            (41,812)

     Parent's Equity in Division . . . . . . . . . . .  . . . .                 23,396                                  23,396
                                                                     -----------------   ------------------   ----------------

BALANCE, December 31, 1998 . . . . . . . . . . . . . .  . . . .      $         128,280   $         (84,958)   $         43,322
                                                                     =================   ==================   ================






              The accompanying notes to financial statements are an
                       integral part of these statements.



                              (Page 8 of 26 Pages)

                                DINING A LA CARD

                            STATEMENTS OF CASH FLOWS

                For the Years Ended December 31, 1998, 1997, 1996
                            (In Thousands of Dollars)


                                                                                     1998              1997              1996
                                                                                ---------------   ---------------   --------------


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Loss............................................................       $       (41,812)   $      (15,223)   $     (16,084)
     Cumulative effect of accounting change, net of tax..................                 2,105                 -                -
     Equity in loss of CardPlus Japan, net of tax........................                   220                 -                -
     Adjustments to reconcile net loss to net cash provided by (used for)
         operating activities:
         Amortization of Deferred Membership Acquisition Costs                           20,967            16,584            3,846
         (Increase) decrease in assets:
               Rights to Receive.........................................                   669               641           (6,475)
               Deferred Membership Acquisition Costs.....................                (7,876)          (16,973)         (25,811)
               Accounts Receivable.......................................                 1,211            (1,463)          (4,676)
               Other Assets..............................................                   931               135           (1,580)
         Increase (decrease) in liabilities:
               Deferred Membership Dues..................................                (1,190)            2,423            2,772
               Commission Payable........................................                 3,609               129               44
               Accrued Expenses and Other Current Liabilities............                   363             1,652            1,205
                                                                                ---------------   ---------------   --------------

                  Net cash used for operating activities.................               (20,803)          (12,095)         (46,759)

CASH  FLOWS FROM INVESTING ACTIVITIES:
    Investment in CardPlus Japan.........................................                (2,442)             (122)             (52)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Parent's Equity in Division..........................................                23,396            12,187           46,444
                                                                                ---------------   ---------------   --------------

NET INCREASE (DECREASE) IN CASH..........................................                   151               (30)            (367)

CASH AT BEGINNING OF YEAR................................................                   (78)              (48)             319
                                                                                ---------------   ---------------   --------------

CASH AT END OF YEAR......................................................       $            73   $           (78)   $         (48)
                                                                                ===============   ===============   ==============


SUPPLEMENTAL DISCLOSURE OF
    CASH FLOW INFORMATION
    Cash refunded during the year for income taxes.......................       $         7,806   $         7,080   $        4,144
                                                                                ===============   ===============   ==============



              The accompanying notes to financial statements are an
                       integral part of these statements.


                              (Page 9 of 26 Pages)

                                DINING A LA CARD

                        NOTES TO THE FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996
                            (In Thousands of Dollars)

1.       SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

         Dining A La Card (the "Business") is a business segment of SignatureCard, Inc. of Delaware ("SCD"), which is a wholly owned subsidiary of Signature Financial/ Marketing, Inc. ("SFM"). SFM is wholly owned by Montgomery Ward & Co., Incorporated ("Montgomery Ward"), which is a wholly owned subsidiary of Montgomery Ward Holding Corp. ("MW Holding"). See Note 2 for information regarding the sale of the business.

         The Business markets and operates a dining plan, which offers savings on the purchase price of meals to its members who dine at plan restaurants. These savings are passed along to the member either through direct cash rebates or airline mile rewards. At December 31, 1998, the Business had a membership base of approximately 1.9 million members and a restaurant network of approximately 3,300 restaurants.

         The Business is primarily marketed to its airline reward programs. Approximately 51% of restaurant revenue in 1998 was attributable to members in these programs. The Business also utilizes broad market advertising to acquire new members. These marketing efforts include direct-response television, radio and newspaper advertisements. Approximately 24% of restaurant revenue in 1998 was attributable to broad market memberships.

         The financial statements are being prepared to comply with SEC filing requirements due to the sale of certain assets related to the business. See Note 2.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

         Accounts Receivable

         Accounts Receivable primarily represent valid member dining events that have not yet been submitted for collection from the respective bank accounts of the plan restaurants. These amounts are recorded as restaurant sales revenue for the respective fiscal year in which the dining event occurred. Amounts recorded as accounts receivable will not be sold to Transmedia Network, Inc. (see Note 2).

         Rights to Receive

         Rights to receive represent payments for future meal credits to restaurants that participate in the dining plan. Rights to receive are stated at cost less allowances for future credits that may not be realized of $0, $5,940, and $5,558 in 1998, 1997, and 1996, respectively. As of December 31, 1998, rights to receive has been recorded at an amount based on SFM's agreement to sell certain assets of the business. See Note 2.



                             (Page 10 of 26 Pages)

         Deferred Acquisition Costs

         Costs (primarily direct-response marketing expenses) of acquiring new memberships are deferred when considered recoverable. Costs deferred are amortized over a period of four years in proportion to the estimated members' dues (initial and renewal) to be collected. The time period over which deferred acquisition costs are being amortized and the recoverability of such costs could differ from estimates due to changing market conditions. Amortization periods and recoverability of deferred membership acquisition costs are continually reviewed for potential impairment and, as adjustments become necessary, they are reflected in current operations.

         Effective January 1, 1995, the Business adopted Statement of Position No. 93-7, "Reporting on Advertising Costs." The adoption of this statement allowed for the capitalization of direct response advertising costs that are incurred to acquire new memberships. The amount of direct response advertising costs capitalized was $7,866, $17,434, and $25,426 in 1998, 1997, and 1996, respectively.

         Effective January 1, 1996, the Business adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

         In 1998, as a result of SFM's agreement to sell certain assets of the Business (see Note 2), deferred acquisition costs were recorded at an amount equal to the present value of the estimated amount of renewal membership dues for members existing at December 31, 1998.

         Investment in CardPlus Japan

         SFM has made a cash investment in CardPlus Japan Co., Ltd. ("CardPlus Japan"). (See Note 5). As of October 15, 1998, the amount invested provided SFM with a greater than 20% interest in CardPlus Japan operations. As such, beginning October 15, 1998, SFM accounts for its investment under the equity method of accounting. Total cash invested was $2,616, $174, and $52 as of December 31, 1998, 1997, and 1996,
         respectively.

         Membership Dues

         Membership Dues are deferred and earned on a pro rata basis over the terms of the memberships, which is one year. Amounts recorded as deferred membership dues will not be sold to Transmedia Network, Inc. (see Note 2).

         Commissions Payable

         Commissions Payable represent amounts owed to external marketing firms that provide direct mail marketing services for the Business, as well as commissions due to the internal sales force of the Business. Amounts recorded as commissions payable will not be sold to Transmedia Network, Inc. (see Note 2).

         Income Taxes

         As a member of a group that files a consolidated tax return and in accordance with the Tax Sharing Agreement between MW Holding and its subsidiaries, the Business computes its income tax provision on a separate return basis. For federal income tax purposes, the Business' tax benefit is included with the taxable income of SFM, which is included in the consolidated federal income tax return of MW Holding. Current federal tax balances are settled with SFM at least annually.

         The Business uses the liability method of accounting for income taxes. Under this method, deferred income taxes are provided for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the tax and financial statement bases of assets and liabilities.


                             (Page 11 of 26 Pages)

         The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

         Accrued Expenses and Other Liabilities

         Included in Accrued Expenses and Other Liabilities are amounts for member rebate checks that are outstanding for over one year. These outstanding checks are held by the Business as escheat funds for a period of three to seven years as determined by the applicable state regulation. The amount held as escheat funds was $806, $456, and $240 in 1998, 1997, and 1996, respectively. Amounts recorded as accrued expenses and other current liabilities will not be sold to Transmedia Network, Inc. (see Note 2).

         Statement of Cash Flows

         For purposes of the statements of cash flows, cash consists of amounts on deposit with banks.

2.       SALE OF BUSINESS

         On October 30, 1998, a Letter of Understanding was executed by Transmedia Network, Inc. ("Transmedia") to purchase certain assets of the Business. On March 17, 1999 the Asset Purchase Agreement was executed between Transmedia Network Inc. and SignatureCard, Inc. SCD anticipates that the sale will be finalized by May 31, 1999. In exchange for cash and Transmedia stock and stock options, Transmedia will purchase virtually all performing Rights to Receive, the DALC proprietary information software and all registered and licensed trademarks and trade names.

         As part of the Asset Purchase Agreement, SFM has entered in to a Transition Services Agreement whereby it will provide, for a fee, interim services and assistance (primarily customer service) during the transition period through March 31, 2000, if needed.

         Pursuant to a Service Collaboration Agreement that was executed in conjunction with the Asset Purchase Agreement, SFM will be entitled to 67% of the renewal fee income for existing fee members as well as all membership fee income from any new fee paying members obtained by SFM for a period of five years from the date of closing. As a result of this arrangement, an asset of $8,881 has been established for the estimated present value of future renewal membership fees.

         Additionally, Transmedia and SFM will share profits (defined as revenues from qualified sales less direct costs and interest) derived from the Business' members existing at the date of sale and any new members obtained primarily from airline relationships maintained by SFM for a period of twelve and one-half years on the basis of 60% to Transmedia and 40% to SFM. SFM will not be required to fund losses, if any, however, distributions of profit will not be made to SFM until Transmedia fully recoups the losses incurred.

3.       PARENT COMPANY

         The Business's ultimate parent, Montgomery Ward, filed for protection under Chapter 11 of the Bankruptcy Code on July 7, 1997. Subsequent to its filing, Montgomery Ward secured a $1,000,000 debtor-in-financing ("DIP") facility to meet its liquidity needs. At year-end 1998, Montgomery Ward had outstanding borrowings of $303,600 under the DIP facility. The DIP facility imposes various restrictions on Montgomery Ward, including limitations on capital expenditures. The DIP facility also requires the satisfaction of certain financial tests, including achievement of specified earning levels of Montgomery Ward as defined in the DIP agreement. As of January 2, 1999, Montgomery Ward had met all such financial tests and the availability under the DIP facility was $363,200. The financial statements do not include any adjustments that might result from the outcome of these bankruptcy proceedings.



                             (Page 12 of 26 Pages)

         On February 1, 1999, Montgomery Ward announced it will emerge from Chapter 11 bankruptcy protection in mid 1999 as a result of a proposed agreement reached with Montgomery Wards' Creditors' Committee.

         As part of the proposed agreement, General Electric Capital Corporation ("GE Capital") is to acquire SFM. Montgomery Ward will place an undisclosed sum in a fund to settle court approved pre-bankruptcy unsecured claims of creditors other than GE Capital. In exchange for its claims against Montgomery Ward, GE Capital and Montgomery Ward management will receive equity in the reorganized retailer. This proposed agreement will be submitted to a vote of the creditors.

4.       TRANSACTIONS WITH AFFILIATES

         The Business is charged for expenses incurred on its behalf by affiliates, generally based upon either actual expense incurred or an allocation of expense for centralized groups that serve a number of affiliates. Expenses that are charged directly include payroll and related items for groups working only with the Business, materials printed for the Business, and any other purchases made specifically on behalf of the Business. Expenses that are incurred by SFM are allocated to the Business using a number of different allocation methods, which include the following:

         o Outbound telemarketing, which is charged out at a standard rate per hour for all affiliates using a specific type of telemarketing in a given month.

         o Operations (primarily customer service expenses), which is charged predominantly using a standard cost per minute for all affiliates. The rates are calculated on a monthly basis. Some units within operations use a different unit of measure than time spent on program operations, such as the number of letters or rebates processed for a given program.

         o Member retention expense, which is charged using a standard rate per retention attempt for all affiliates each month.

         o Facility related expenses, which are allocated using the square feet of office space utilized for program operations.

         o Shared service expenses (i.e., systems, sales and pension costs), which are allocated using program membership when time spent on program operations cannot be easily measured.

         o Payroll expense, which is allocated using time spent on program operations. This allocation is performed for those departments working with multiple affiliates.

         Each department determines the most equitable method for allocating its expenses to the various affiliates. Amounts allocated to the Business were $9,701, $8,743, and $6,437 for 1998, 1997, and 1996, respectively, and are included in the General and Administrative expenses on the Statements of Operations.

5.       INVESTMENT IN CARDPLUS JAPAN

         During 1996, SFM entered into an agreement with CardPlus Japan (a Japanese Corporation) for the purpose of conducting a dining plan program in Japan. This agreement provided CardPlus Japan with the exclusive right to the name "Dining A La Card" and the right to sell and price memberships in the Asian market. SFM has periodically invested in CardPlus Japan operations by purchasing ordinary common voting stock for cash. As of December 31, 1998, SFM owned 4,356 (or 25.7%) of the total amount of CardPlus Japan common stock issued and outstanding. This investment will not be sold to Transmedia Network, Inc. (see Note 2).



                             (Page 13 of 26 Pages)

6.       INCOME TAXES

         Under the Tax Sharing Agreement ("TSA") between MW Holding and its subsidiaries, the income tax provision is calculated on a separate return basis. The intent of the TSA is to assure that each subsidiary for each taxable year will pay its share of the consolidated federal tax liability or receive credit for its tax benefits.

         The Business has generated losses on a separate entity basis. These losses have been utilized to offset taxable income of SFM on a consolidated basis. For 1997 and 1996, the Business has received a benefit for the amount of these federal losses through the federal tax settlement with MW Holding. The computed federal income tax benefit for 1997 and 1996 has been reflected in the Statement of Operations in the following year, respectively.

         During 1998, 1997, and 1996, the Business incurred no income tax expense as a result of its having net operating losses and net operating loss carryforwards. The Business recorded a benefit equal to payments received from SFM on account of the Business's net operating losses utilized in the consolidated federal income tax return. The benefit for income taxes was $7,806, $7,080, and $4,144 for 1998, 1997, and 1996, respectively.

         The Business's effective income tax rate varies from the statutory tax rate as a result of the following factors:


                                                                  1998           1997            1996
                                                             -------------- --------------- ---------------

           Statutory tax rate                                      40%            40%             40%

           Change in valuation allowance                          (24)            (8)            (20)

           Effective Tax Rate                                      16%            32%             20%
                                                             ============== =============== ===============


         Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Business's deferred tax assets and liabilities are as follows:


                                                                 1998            1997            1996
                                                             -------------- --------------- ---------------

           Deferred tax assets
                    Net operating loss carryforwards               $26,045         $17,779         $15,935
                    Allowance for bad debts                             73           2,376           2,223
                                                             -------------- --------------- ---------------
                      Total gross deferred tax assets               26,118          20,155          18,158


           Valuation allowance                                     (22,566)        (10,524)         (8,683)
                                                             -------------- --------------- ---------------
                    Net deferred tax asset                           3,552           9,631           9,475


           Deferred tax liabilities-
                    Deferred acquisition costs                      (3,552)         (9,631)         (9,475)
                                                             -------------- --------------- ---------------
                             Net deferred tax                         $  0            $  0            $  0
                                                             ============== =============== ===============


         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.


                             (Page 14 of 26 Pages)

         Future tax benefits are recognized to the extent that realization of such benefits is more likely than not. A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized.

         At December 31, 1998, the Business has $26,045 of net operating loss carryforwards available to reduce future taxable income. These loss carryforwards expire in the years 2010 through 2018. A valuation allowance has been provided for a portion of the deferred tax assets related to those loss carryforwards that may expire unutilized.

7.       CUMULATIVE EFFECT OF ACCOUNTING CHANGE

         Effective January 1, 1998, the Business changed its method of accounting for printing and mailing membership materials. Historically, the Business has accounted for the costs of printing and mailing of membership materials by amortizing these costs for a period of four years in proportion to the estimated members' dues (initial and renewal) to be collected. Effective January 1, 1998, the Business started expensing these costs upon the mailing of membership materials. The Business changed its method of accounting in order to conform to changing industry practice. The cumulative effect of this change in accounting principle as of January 1, 1998 of $2,105 was recorded as a reduction of membership acquisition costs and income.

8.       CONTINGENT LIABILITIES

         The Business is a defendant in legal actions arising from normal business activities. Management, after consultation with legal counsel, is of the opinion that any liability, to the extent not provided for, will not have a material impact on the financial position and operating results of the Business.



                             (Page 15 of 26 Pages)

         (b)      Unaudited Pro Forma Consolidated Financial Information.

                  Summary Pro Forma Financial Information........................................................17
                  Pro Forma Consolidated Statement of Operations for the year ended September 30, 1998..............................................................18
                  Pro Forma Consolidated Statement of Operations for the six
                           months ended June 30, 1999............................................................19
                  Consolidated Balance Sheet at June 30, 1999....................................................20
                  Notes to Unaudited Pro Forma Consolidated Financial Information................................21



                             (Page 16 of 26 Pages)

                          SUMMARY PRO FORMA INFORMATION

On June 30, 1999, Transmedia acquired from SignatureCard, Inc. ("SignatureCard"), most of the assets related to a membership discount dining program SignatureCard operated under the Dining A La Card trade name and service mark. The assets acquired included various intellectual property rights and computer software, membership and merchant data, and their rights-to-receive restaurant portfolio. As consideration for the assets, we (1) paid SignatureCard $35 million in cash at closing, (2) issued to SignatureCard 400,000 shares of our common stock and (3) issued to SignatureCard a three-year option to purchase an additional 400,000 shares of our common stock at a price of $4.00 per share. Commencing December 31, 1999, SignatureCard may, at any time prior to June 30, 2002, require us to repurchase all or part of the 400,000 shares we issued at the closing at a price of $8.00 per share. In connection with the acquisition of Dining A La Card, we entered into a services collaboration agreement with SignatureCard. Under this agreement, SignatureCard will continue to provide dining members from its airline frequent flyer partner programs and other marketing programs, thus eliminating our cost of member acquisition. It will also share, for 12.5 years, certain profits we derive from SignatureCard-generated members as well as a portion of the membership fee revenues generated from fee paying members acquired in this transaction or subsequently through SignatureCard's efforts. In connection with this acquisition, we paid a fee for transaction advisory services to Equity Group Investments LLC, an affiliate of our largest stockholder ("EGI"), of $386,000. To finance the acquisition, we obtained a $35 million senior secured revolving bridge loan facility from The Chase Manhattan Bank (from which $29 million was drawn down at closing) and a $10 million term loan from GAMI Investments, Inc., an affiliate of EGI. We intend to replace the bridge loan with a permanent facility that securitizes the Dining A La Card rights-to-receive portfolio, arranged through Chase. In connection with the bridge loan, we paid a $500,000 fee to Chase upon the closing. The GAMI loan in the amount of $10 million is unsecured and subordinated to the Chase facility. The proceeds from the rights offering will be used to repay all outstanding amounts under the GAMI loan. The terms of this loan required us to pay to GAMI at closing a cash fee of $500,000, which is reimbursable to us upon the completion of a future rights offering.


The unaudited pro forma financial information and notes below give effect to the acquisition of Dining A La Card and the transactions described above utilizing the Dining A La Card audited historical financial statements as of and for the year ended December 31, 1998 and the interim financial statements as of and for the six months ended June 30, 1999. The unaudited consolidated balance sheets as of June 30, 1999 reflect the financial position of Transmedia after the acquisition. The pro forma consolidated statements of operations for the year ended September 30, 1998 and the six months ended June 30, 1999 reflect the results of operations of Transmedia as if this acquisition had occurred at the beginning of the periods presented.



                             (Page 17 of 26 Pages)

                    Transmedia Network Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                     for the Year Ended September 30, 1998
                             (Amounts in thousands)


                                                      Transmedia         Dining           Pro Forma        Pro Forma
                                                     Network Inc.    A La Card (A)       Adjustments        Combined
                                                     ------------   --------------     --------------     -----------
Operating revenue:
 Gross dining sales                                      95,549          120,512               --           216,061

 Cost of sales                                           54,446           98,964  (B)     (8,000) (I)       145,410
 Cardmember discounts                                    21,444           24,262                             45,706
                                                     ------------   --------------     --------------     -----------


 Net revenues from rights-to-receive                     19,659          (2,714)           8,000             24,945

Other income                                             10,482           10,629          (7,110) (C)        14,001
                                                     ------------   --------------     --------------     -----------

    Total operating revenues                             30,141            7,915             890             38,946
                                                     ------------   --------------     --------------     -----------


Operating expenses:
 Selling, general & administrative expenses              26,796           22,281         (10,873) (H)        38,204
 Cardmember acquisition and promotion                     5,097           32,927         (21,069) (D)        16,955
 Amended compensation agreements                          3,544                --                             3,544
 Assets impairment loss                                   2,169                --                             2,169
                                                     ------------   --------------     --------------     -----------


    Total operating expenses                             37,606           55,208         (31,942)            60,872

             Operating income (loss)                    (7,465)         (47,293)          32,832           (21,926)

Other income (expenses):                                (2,971)                --        (3,617) (E)        (6,588)
                                                     ------------   --------------     --------------     -----------


             Income (loss) before taxes                (10,436)         (47,293)          29,215           (28,514)

Income tax provision (benefit)                          (2,600)          (7,806)                 (F)       (10,835)
Income tax valuation allowance                                                                   (F)         10,835

             Loss before equity loss and                (7,836)         (39,487)          29,215           (28,514)
             accounting change

     Equity in loss of Cardplus Japan                         --           (220)             220 (G)              --
     Cumulative effect of accounting change                              (2,105)           2,105 (J)              --
                                                     ------------   --------------     --------------     -----------


             Net income (loss)                          (7,836)         (41,812)          31,540           (28,514)
                                                     ============   ==============     ==============     ===========


Operating income (loss) per common and common
  equivalent share:
       Basic and Diluted                                 (0.63)                --                            (1.80)
                                                     ============   ==============     ==============     ===========


Net income (loss) per common and common
  equivalent share:
       Basic and Diluted                                 (0.67)                --                            (2.33)
                                                     ============   ==============     ==============     ===========


Weighted average number of common and common equivalent shares outstanding:

       Basic                                             11,773                              400             12,173
                                                     ============   ==============     ==============     ===========

       Diluted                                           11,825                              400             12,225
                                                     ============   ==============     ==============     ===========


      See notes to unaudited pro forma consolidated financial information


                             (Page 18 of 26 Pages)

                    Transmedia Network Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations for the Six Month Period ending June 30, 1999
                             (Amounts in thousands)


                                                          Historicals
                                                 -------------------------------
                                                  Transmedia         Dining           Pro Forma        Pro Forma
                                                 Network Inc.(K)  A La Card (K)       Adjustments        Combined
                                                 --------------- ---------------   ----------------   -------------

Operating revenue:
 Gross dining sales                                      48,098           61,384               --           109,482

 Cost of sales                                           27,215           39,099(L)                          66,314
 Cardmember discounts                                    11,081           13,195                             24,276
                                                 --------------- ---------------   ----------------   -------------

 Net revenues from rights-to-receive                      9,802            9,090               --            18,892

Other income                                              5,476            4,378           (2,933)(M)         6,921
                                                 --------------- ---------------   ----------------   -------------

    Total operating revenues                             15,278           13,468           (2,933)           25,813
                                                 --------------- ---------------   ----------------   -------------


Operating expenses:
 Selling, general & administrative expenses              14,774           10,008           (5,437)(R)        19,435
 Cardmember acquisition and promotion                     3,221            8,890           (2,690)(N)         9,421
                                                 --------------- ---------------   ----------------   -------------

    Total operating expenses                             17,995           18,898           (8,127)           28,766

             Operating income (loss)                     (2,717)          (5,430)           5,193            (2,954)

Other income (expenses):                                 (1,219)              --           (1,888)(O)        (3,107)
                                                 --------------- ---------------   ----------------   -------------

             Income (loss) before taxes                  (3,936)          (5,430)           3,305            (6,061)

Income tax provision (benefit)                                                                    (P)        (2,303)
Income tax valuation allowance                                                                    (P)         2,303

             Loss before equity loss and                 (3,936)          (5,430)           3,305            (6,061)
             accounting change

     Gain on sale of dining assets                                         2,089           (2,089)(S)            --
     Equity in loss of Cardplus Japan                                       (212)             212 (Q)            --
                                                 --------------- ---------------   ----------------   -------------

             Net income (loss)                           (3,936)          (3,553)           1,428            (6,061)
                                                 =============== ===============   ================   =============

Operating income (loss) per common and common
  equivalent share:
       Basic and Diluted                                  (0.21)              --                              (0.23)
                                                 =============== ===============   ================   =============

Net income (loss) per common and common
  equivalent share:
       Basic and Diluted                                  (0.30)              --                              (0.47)
                                                 =============== ===============   ================   =============

Weighted average number of common and common
  equivalent shares outstanding:
       Basic                                             12,938                                              12,938
                                                 =============== ===============   ================   =============

       Diluted                                           13,027                                              13,027
                                                 =============== ===============   ================   =============


See notes to unaudited pro forma financial information



                             (Page 19 of 26 Pages)

                    Transmedia Network Inc. and Subsidiaries
              Unaudited Consolidated Balance Sheet at June 30, 1999
                             (Amounts in thousands)

                                                          Historicals
                                                       ------------------
                                                       Transmedia Network
                                                           Inc. as of
                                                       June 30, 1999 (1)
                                                       ------------------

Current assets:
Cash and cash equivalents                                     3,226
Restricted cash                                               2,811
Accounts receivable, net                                      2,554
Rights to receive, net
    Unrestricted                                             46,880
    Securitized and owned by Trust                           35,508

Prepaid expenses and other current assets                     6,424
                                                       ------------------
       Total current assets                                  97,403

Securities available for sale                                   896
Equipment held for sale or lease, net                           804
Property & equipment                                          6,384
Other assets                                                  1,636
Restricted deposits and investments                           2,070
Excess of cost over net assets acquired                       4,901

                                                       ------------------
       Total assets                                         114,094
                                                       ==================

Current liabilities:
Short term borrowing - bank                                  29,000
Short term borrowing - affiliate                             10,000
A/P - rights to receive                                       3,956
A/P - other                                                   4,258
Accrued expenses                                              2,973
Deferred membership fee income                                3,146
                                                       ------------------
       Total current liabilities                             11,630

Secured non-recourse notes payable                           33,000
Other long-term liabilities                                   2,041

                                                       ------------------
       Total liabilities                                     88,374

Guaranteed Value of Puts                                      1,471

Common stock                                                    268
PIC                                                          23,521
Accumulated other comprehensive income                          382
Retained earnings                                                78

                                                       ==================

    Total stockholders' equity                               24,249
                                                       ------------------

    Total liabilities & stockholders' equity                114,094
                                                       ==================

See notes to unaudited pro forma consolidated financial information


                             (Page 20 of 26 Pages)

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

1.       SIGNIFICANT ACCOUNTING POLICIES

There are currently no material differences in the significant accounting policies of Transmedia Network Inc. and Dining A La Card ("the Companies") therefore, no consideration has been given to conforming the Companies' significant accounting policies in this pro forma presentation. The Companies do not expect to have material changes to current accounting policies in connection with the transaction. For further information on the Companies' significant accounting policies, see notes to the consolidated financial statement of the Companies, either included elsewhere in this filing or incorporated by reference.

2.       RECLASSIFICATIONS

Certain reclassifications have been made to the historical statement of operations of Dining A La Card to conform to the presentation used by Transmedia Network Inc. These reclassifications relate to the presentation of rights to receive losses and cost of sales.


3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE TWELVE MONTHS ENDING SEPTEMBER 30, 1998

         (A) Dining A La Card income statement is for the twelve month period ending December 31, 1998 while Transmedia's income statement is for the twelve month period ending September 30, 1998.

         (B) Dining A La Card rights-to-receive losses of $25,962 have been reclassified to cost of sales to conform with Transmedia's presentation.

         (C) In accordance with the Marketing Collaboration Agreement between Transmedia and SignatureCard, SignatureCard will receive 67% of all membership dues collected from Dining A La Card members.

         (D) To remove marketing amortization, since under the Marketing Collaboration Agreement, SignatureCard will provide Dining A La Card members to Transmedia at no cost.

         (E) To record the amortization of deferred financing cost of $567 over the estimated six month life of the GAMI loan, plus record interest expense on the outstanding debt.

         (F) To adjust the income tax benefit using Transmedia's statutory rate for 1998 of 38%, and record an income tax valuation allowance required by SFAS No. 109.

         (G) To eliminate Dining A La Card's equity loss in Cardplus Japan since Transmedia did not purchase those assets.



                             (Page 21 of 26 Pages)

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

         (H) To remove Dining A La Card's internal interest expense included in general and administrative and a portion of the general and administrative expenses allocated from SignatureCard, which was eliminated as part of the acquisition.

         (I) To remove one time write-down of Dining A La Card's RTR portfolio of approximately $8,000 and bring to fair value.

         (J) Remove cumulative effect of accounting change.

4. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS FOR THE SIX MONTHS ENDING JUNE 30, 1999

         (K) Dining A La Card interim statement of operations is for the six-month period ending June 30, 1999. A statement of operations for the nine-month period ending June 30, 1999 for Dining A La Card is not available and therefore not presented. For comparability purposes, Transmedia derived its income statement for the six-month period ending June 30, 1999 by removing the operations for the three-months ending December 31, 1998 from the operation for the nine-months ending June 30, 1999. For the period excluded, Transmedia reported gross dining sales of $22,756 and a net loss of $1,353, which were reported in the 10-Q for that period and are incorporated herein by reference.

         (L) Dining A La Card rights-to-receive losses of $2,749 have been reclassified to cost of sales to conform with Transmedia's presentation.

         (M) In accordance with the Marketing Collaboration Agreement between Transmedia and SignatureCard, SignatureCard will receive 67% of all membership dues collected from Dining A La Card members.

         (N) To remove marketing amortization, since under the Marketing Collaboration Agreement, SignatureCard will provide Dining A La Card members to Transmedia at no cost.

         (O) To record the amortization of deferred financing cost of $567 over the estimated six month life of the GAMI loan, plus record interest expense on the outstanding debt.

         (P) To adjust the income tax benefit using Transmedia's statutory rate for 1999 of 38%, and record an income tax valuation allowance required by SFAS No. 109.


         (Q) To eliminate Dining A La Card's equity loss in Cardplus Japan since Transmedia did not purchase those assets.


         (R) To remove Dining A La Card's internal interest expense included in general and administrative and a portion of the general and administrative expenses allocated from SignatureCard, which were eliminated as part of the acquisition.



                             (Page 22 of 26 Pages)

         (S) To remove gain on sale of dining assets which resulted from Transmedia's purchase of Dining A La Card.

5.       UNAUDITED BALANCE SHEET ADJUSTMENTS AT JUNE 30, 1999

         (1) Transmedia's historical balance at June 30, 1999 reflects the acquisition of Dining A La Card which occurred on June 30, 1999. The assets, liabilities and equity which remained on Dining A La Card's balance sheet at June 30, 1999 represents items not purchased by Transmedia and therefore are excluded from the unaudited consolidated balance sheet at June 30, 1999.



                             (Page 23 of 26 Pages)

         (c) Exhibits. The following exhibits are filed with this Report:


    Exhibit Number                        Description
    --------------                        -----------

        10.1* Asset Purchase Agreement, dated as of March 17, 1999, between Transmedia Network Inc. and SignatureCard, Inc., as amended by Amendment No. 1 thereto dated as of April 15, 1999 and Amendment No. 2 thereto dated as of May 31, 1999.

        10.2* Option Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and SignatureCard, Inc.

        10.3* Services Collaboration Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and SignatureCard, Inc.

        10.4* Credit Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and The Chase Manhattan Bank.

        10.5* Security Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and The Chase Manhattan Bank.

        10.6* Pledge Agreement, dated as of June 30, 1999, between Transmedia Network Inc. and The Chase Manhattan Bank.

        10.7* Credit Agreement, dated as of June 30, 1999, between GAMI Investments, Inc., Transmedia Network Inc., Transmedia Restaurant Company Inc., Transmedia Service Company Inc. and TMNI International Incorporated.

         23.1**         Consent of Arthur Andersen LLP.

-------------------
* Previously filed as an exhibit to the Current Report on Form 8-K on July 14, 1999 which this Form 8-K/A amends.

**       To be filed by amendment.



                             (Page 24 of 26 Pages)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TRANSMEDIA NETWORK INC.

Date: September 10, 1999                   By:  /s/ Stephen E. Lerch
                                              ------------------------------
                                           Name:    Stephen E. Lerch
                                           Title:   Executive Vice President and
                                                         Chief Financial Officer




                             (Page 25 of 26 Pages)

                                INDEX OF EXHIBITS


    Exhibit Number                                        Description                                        Page/
    --------------                                        -----------                                      Reference
                                                                                                           ---------

         10.1           Asset  Purchase  Agreement,  dated as of March  17,  1999,  between  Transmedia        *
                        Network Inc. and  SignatureCard,  Inc.,  as amended by Amendment  No. 1 thereto dated as of April 15,  1999 and  Amendment  No. 2  thereto  dated as of May 31,
                        1999.

         10.2           Option Agreement,  dated as of June 30, 1999,  between  Transmedia Network Inc.        *
                        and SignatureCard, Inc.

         10.3           Services  Collaboration   Agreement,   dated  as  of  June  30,  1999,  between        *
                        Transmedia Network Inc. and SignatureCard, Inc.

         10.4           Credit Agreement,  dated as of June 30, 1999,  between  Transmedia Network Inc.        *
                        and The Chase Manhattan Bank.

         10.5           Security Agreement,  dated as of June 30, 1999, between Transmedia Network Inc.        *
                        and The Chase Manhattan Bank.

         10.6           Pledge Agreement,  dated as of June 30, 1999,  between  Transmedia Network Inc.        *
                        and The Chase Manhattan Bank.

         10.7           Credit Agreement,  dated as of June 30, 1999,  between GAMI Investments,  Inc.,        *
                        Transmedia  Network  Inc.,   Transmedia  Restaurant  Company  Inc.,  Transmedia
                        Service Company Inc. and TMNI International Incorporated.

         23.1           Consent of Arthur Andersen LLP.                                                       **

------------------
* Previously filed as an exhibit to the Current Report on Form 8-K on July 14, 1999 which this Form 8-K/A amends.

**       To be filed by amendment


                             (Page 26 of 26 Pages)